UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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TRANSATLANTIC HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

VALIDUS HOLDINGS, LTD. TV HOLDINGS, LLC TV MERGER SUB, LLC
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Validus Holdings, Ltd. 29 Richmond Road Pembroke, HM 08 Bermuda

NATION’S LEADING PROXY ADVISORY FIRM ISS RECOMMENDS TRANSATLANTIC STOCKHOLDERS
VOTE AGAINST THE ALLIED WORLD TAKEOVER PROPOSAL

-   Validus Urges Transatlantic Stockholders to Vote AGAINST the Allied World takeover proposal by using the BLUE proxy card

-   Transatlantic Stockholders should preserve their right to receive greater value for their shares

PEMBROKE, BERMUDA, September 12, 2011 - Validus Holdings, Ltd. (NYSE: VR) (“Validus”) today announced that Institutional Shareholder Services (“ISS”) recommended that Transatlantic stockholders vote against the proposal from Allied World Assurance Company Holdings, AG (NYSE: AWH) (“Allied World”) to acquire Transatlantic Holdings, Inc. (NYSE: TRH) (“Transatlantic”).  ISS is widely recognized as the nation’s leading independent proxy voting and corporate governance advisory firm.  Its analyses and recommendations are relied upon by hundreds of major institutional investment firms, mutual funds and fiduciaries.

Transatlantic stockholders should vote AGAINST the inferior Allied World takeover proposal by using the BLUE proxy card that has been mailed to them by Validus by signing, dating and returning it in the postage-paid envelope provided or voting by telephone or Internet.

“We are very pleased that ISS has recommended that Transatlantic stockholders vote against the inferior Allied World proposal,” said Validus’ Chairman and Chief Executive Officer Edward J. Noonan.  “ISS’ recommendation validates what we have consistently stated — we believe that a vote against the Allied World takeover will send a strong message that the Transatlantic board of directors should terminate the inferior Allied World proposal and enter into discussions with Validus.  We are fully committed to making our Superior Proposal available to Transatlantic stockholders, which provides them with greater current market value, and we believe greater potential for future upside, than the inferior Allied World takeover.”

In its report dated September 9, 2011, ISS states, among other things:

•                  “Upon review of the negotiation process and the premia offered by the competing bidders, there is compelling reason to believe that for TRH shareholders, there is better chance of maximizing the value of their investment by voting down the AWH transaction.”

•                  “An equity-based transaction with VR would still provide the merged company with a strong management team and allow shareholders to participate in potential upside of a strong combined company.”

•                  “We note that it is especially significant that VR, unaware of the TRH negotiations, made an unsolicited but friendly approach to acquire the company, which should have signalled that there [was] some need to evaluate potential market interest in other transactions which might bring even higher value for TRH shareholders.”

For these and other reasons, Validus agrees with ISS that: “Given the broad spectrum of choices available, the deal with AWH is not an obvious choice.”

Validus has proposed to acquire Transatlantic for 1.5564 Validus voting common shares and $8.00 per share in cash, which had a total value of $55.95 based on Validus’ unaffected trading price as of July 12, 2011.  Based upon closing prices as of September 9, 2011, Validus’ offer represented greater market value for Transatlantic stockholders than the proposed Allied World takeover.  The Validus stock-and-cash offer provides Transatlantic stockholders with an equity interest in the combined company and participation in its future upside, together with a meaningful cash component.

All materials related to Validus’ offer for Transatlantic can be found at www.transactioninfo.com/validus or on the “Investor Relations” section of Validus’ website, located at www.validusholdings.com.

Innisfree M&A Incorporated is assisting Validus with its solicitation of proxies. If you have any questions about voting your shares of Transatlantic common stock, please call Innisfree M&A Incorporated toll-free at (877) 717-3929 (banks and brokers may call collect at (212) 750-5833).

About Validus Holdings, Ltd.

Validus Holdings, Ltd. is a provider of reinsurance and insurance, conducting its operations worldwide through two wholly-owned subsidiaries, Validus Reinsurance, Ltd. and Talbot Holdings Ltd. Validus Re is a Bermuda based reinsurer focused on short-tail lines of reinsurance. Talbot is the Bermuda parent of the specialty insurance group primarily operating within the Lloyd’s insurance market through Syndicate 1183.

Cautionary Note Regarding Forward-Looking Statements

This press release may include forward-looking statements, both with respect to Validus and its industry, that reflect Validus’ current views with respect to future events and financial performance. Statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “will,” “may,” “would” and similar statements of a future or forward-looking nature are often used to identify forward-looking statements. All forward-looking statements address matters that involve risks and uncertainties, many of which are beyond Validus’ control. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements. Validus believes that these factors include, but are not limited to, the following: 1) uncertainty as to whether Validus will be able to enter into or consummate the proposed transaction on the terms set forth in Validus’ proposal; 2) uncertainty as to the actual premium that will be realized by Transatlantic stockholders in connection with the proposed transaction; 3) failure to realize the anticipated benefits (including combination synergies) of the proposed transaction, including as a result of delay in completing the transaction or integrating the businesses of Validus and Transatlantic; 4) uncertainty as to the long-term value of Validus voting common shares; 5) unpredictability and severity of catastrophic events; 6) rating agency actions; 7) adequacy of Validus’ or Transatlantic’s risk management and loss limitation methods; 8) cyclicality of demand and pricing in the insurance and reinsurance markets; 9) Validus’ ability to implement its business strategy during “soft” as well as “hard” markets; 10) adequacy of Validus’ or Transatlantic’s loss reserves; 11) continued availability of capital and financing; 12) retention of key personnel; 13) competition in the insurance and reinsurance markets; 14) potential loss of business from one or more major reinsurance or insurance brokers; 15) the credit risk Validus assumes through its dealings with its reinsurance and insurance brokers; 16) Validus’ or Transatlantic’s ability to implement, successfully and on a timely basis, complex infrastructure, distribution capabilities, systems, procedures and internal controls, and to develop accurate actuarial data to support the business and regulatory and reporting requirements; 17) general economic and market conditions (including inflation, volatility in the credit and capital markets, interest rates and foreign currency exchange rates); 18) the integration of businesses Validus may acquire or new business ventures Validus may start; 19) the legal, regulatory and tax regimes under which Validus operates; 20) the effect on Validus’ or Transatlantic’s investment portfolios of changing financial market conditions, including inflation, interest rates, liquidity and the recent downgrade of U.S. securities by Standard & Poor’s and the possible effect on the value of securities in Validus’ and Transatlantic’s investment portfolios, as well as other factors; 21) acts of terrorism or outbreak of war or hostilities; 22) availability of reinsurance and retrocessional coverage; and 23) the outcome of transaction related litigation, as well as management’s response to any of the aforementioned factors.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the Risk Factors included in Validus’ and Transatlantic’s most recent reports on Form 10-K and Form 10-Q and other documents of Validus and Transatlantic on file with the Securities and Exchange Commission. Any forward-looking statements made in this press release are qualified in their entirety by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by Validus will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Validus or its business, operations or financial condition. Except to the extent required by applicable law, Validus undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

No rating agency (A.M. Best, Moody’s, or Standard & Poor’s) has specifically approved or disapproved or otherwise taken definitive action on the potential transaction.

The contents of any websites referenced in this press release are not incorporated by reference herein.

The value of Validus’ offer will change as the market prices of Validus common shares and shares of Transatlantic common stock fluctuate during the exchange offer period and thereafter, and may therefore be different from the prices set forth above.  Transatlantic stockholders are encouraged to obtain current market quotations for Validus common shares, Allied World shares and shares of Transatlantic common stock prior to making any investment decision.

Additional Information about the Proposed Transaction and Where to Find It:

Validus has commenced an exchange offer to acquire all of the outstanding shares of common stock of Transatlantic for 1.5564 Validus voting common shares and $8.00 cash per Transatlantic share.  This press release are for informational purposes only and do not constitute an offer to exchange, or a solicitation of an offer to exchange, shares of Transatlantic common stock, nor are they a substitute for the Tender Offer Statement on Schedule TO or the prospectus/offer to exchange included in the Registration Statement on Form S-4 (including the letter of transmittal and related documents and as amended and supplemented from time to time, the “Exchange Offer Documents”) filed by Validus with the Securities and Exchange Commission.  The Registration Statement on Form S-4 has been declared effective by the Securities and Exchange Commission.  The Exchange Offer will be made only through the Exchange Offer Documents.  Investors and security holders are urged to read the Exchange Offer Documents and all other relevant documents that Validus has filed or may file with the Securities and Exchange Commission if and when they become available because they contain or will contain important information about the proposed transaction.  All such documents, if filed will be available free of charge at the Securities and Exchange Commission’s website (www.sec.gov) or by directing a request to Innisfree M&A Incorporated at (877) 717-3929 (banks and brokers may call collect at (212) 750-5833).

SOURCE: Validus Holdings, Ltd.

Third Party-Sourced Information:

Permission to quote third party sources neither sought nor obtained.

Investors:
Validus Holdings, Ltd.
Jeff Consolino, President and Chief Financial Officer
Jon Levenson, Executive Vice President
+1-441-278-9000
or
Innisfree M&A Incorporated
Arthur Crozier / Jennifer Shotwell / Scott Winter
+1-212-750-5833

Media: Brunswick Group Stan Neve / Gemma Hart +1-212-333-3810